HealthEquity Reports Strong Third Quarter Results, Raises Business Outlook
Highlights of the third quarter include:

•	Revenue of $157.1 million, an increase of 123% compared to Q3 FY19.

•	Net loss of $21.3 million, compared to net income of $15.7 million in Q3 FY19, with non-GAAP net income of $32.8 million, an increase of 65% compared to Q3 FY19.

•	Net loss per diluted share of $0.30, compared to net income per share of $0.25 in Q3 FY19, with non-GAAP net income per diluted share of $0.47, an increase of 52% compared to Q3 FY19.

•	Adjusted EBITDA of $55.5 million, an increase of 87% compared to Q3 FY19.

•	5.0 million HSAs, an increase of 37% compared to Q3 FY19.

•	$10.5 billion Total HSA Assets, an increase of 48% compared to Q3 FY19.

•	12.5 million Total Accounts, including both HSAs and complementary consumer-directed benefit ("CDB") accounts.

•	The WageWorks acquisition closed on August 30, 2019.
Draper, Utah – December 3, 2019 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its third quarter ended October 31, 2019.
 “The new HealthEquity outperformed in a market that keeps growing, and got a fast start on the integration of WageWorks to continue that growth,” said President and CEO Jon Kessler. “For the full year, these results set the team up to deliver strong sales while keeping its commitments to customers, partners and shareholders.”
Third quarter financial results
Revenue for the third quarter ended October 31, 2019 of $157.1 million grew 123% compared to $70.5 million for the third quarter ended October 31, 2018, and 21% excluding the impact of the WageWorks acquisition and related realized net synergies. Revenue this quarter included: service revenue of $87.6 million, custodial revenue of $47.0 million, and interchange revenue of $22.5 million.
HealthEquity reported a net loss of $21.3 million, or $0.30 per diluted share, and non-GAAP net income of $32.8 million, or $0.47 per diluted share, for the third quarter ended October 31, 2019. One year ago, the Company reported third quarter ended October 31, 2018 net income of $15.7 million, or $0.25 per diluted share, and non-GAAP net income of $20.0 million, or $0.31 per diluted share. The net loss for the quarter is primarily due to merger integration expenses and acquisition costs combined, net of tax, of $38.5 million.
Adjusted EBITDA of $55.5 million for the third quarter ended October 31, 2019 grew 87% compared to $29.7 million for the third quarter ended October 31, 2018, and 24% excluding the impact of the WageWorks acquisition and related net realized synergies. Adjusted EBITDA was 35% of revenue compared to 42% for the third quarter ended October 31, 2018.
As of October 31, 2019, HealthEquity had $174.6 million of cash and cash equivalents and $1.2 billion of outstanding debt, net of issuance costs. This compares to $361.5 million in cash and cash equivalents and no outstanding debt as of January 31, 2019.
Account and Asset metrics
HSAs as of October 31, 2019 exceeded 5.0 million, an increase of 37% year over year, or 16% excluding acquired HSAs. Active HSAs were 4.1 million, up 38% from one year ago, including 197,000 HSAs with investments, an increase of 29% year over year. Total Accounts as of October 31, 2019 reached 12.5 million, including 7.5 million CDBs, 6.8 million from the WageWorks acquisition.
Total HSA Assets as of October 31, 2019 were $10.5 billion, an increase of 48% year over year, or 24% excluding acquired HSA assets. Total HSA Assets included $7.9 billion of HSA Cash and $2.5 billion of HSA Investment Assets. Client-held funds, which include funds remitted to the Company to pre-fund and facilitate administration of Client and employee contributions of other CDBs and from which we generate custodial revenue, were $670.0 million as of October 31, 2019, including approximately $593 million from the WageWorks acquisition.

New HSA Openings and HSA Asset Growth
HealthEquity reported sales of 141,000 new HSAs in the third quarter ended October 31, 2019, nearly 18% more than in the year-ago period. HSA members grew their balances by approximately $260 million in the quarter, more than four times greater than in the year-ago period, reflecting both large net inflows and a positive market backdrop.
WageWorks closing and integration
HealthEquity completed its acquisition of WageWorks on August 30, 2019.  We have achieved an annual run-rate of approximately $15 million net synergies since that date, and we now aim to achieve our previously stated goal of a run rate of $50 million of net synergies by the end of fiscal 2021, earlier than the 24 to 36 months from closing previously anticipated. We have made progress on commitments to WageWorks clients, including that we now expect to complete the on-shoring of all telephone-based member services to the United States during the second quarter of fiscal 2021.
Business outlook
For fiscal year 2020 for the combined HealthEquity, which includes five months of WageWorks' operating results, we expect our revenue to be between $520 million and $526 million. Our outlook for net income is a range of $16 million to $20 million, resulting in net income per diluted share range of $0.24 to $0.28. Our Adjusted EBITDA outlook is a range of $182 million to $186 million. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, integration and acquisition-related costs, gains and losses on marketable equity securities, and other certain non-operating items. We also expect our non-GAAP net income to be in a range between $101 million and $105 million. Our non-GAAP net income is calculated by adding back to net income amortization of acquired intangible assets, stock-based compensation expense, and integration and acquisition-related costs, net of an estimated statutory tax rate of 24%, subtracting the excess tax benefits due to the adoption of Accounting Standards Update ("ASU") 2016-09, and adjusting for gains and losses on marketable equity securities, net of an estimated statutory tax rate of 24%. Our non-GAAP net income outlook results in a non-GAAP net income per diluted share range between $1.46 to $1.52 (based on an estimated 69 million weighted-average shares outstanding).
A reconciliation of the non-GAAP financial measures used in this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, December 3, 2019 to discuss the fiscal third quarter 2020 financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 1373115. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial Information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.

•
Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, integration and acquisition-related costs, gains and losses on marketable equity securities, and other certain non-operating items.

•
Non-GAAP net income is calculated by adding back to GAAP net income amortization of acquired intangible assets, stock-based compensation expense, and integration and acquisition-related costs, net of an estimated statutory tax rate, subtracting the excess tax benefits due to the adoption of ASU 2016-09, and adjusting for gains and losses on marketable equity securities, net of an estimated statutory tax rate.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity administers Health Savings Accounts (HSAs) and other consumer-directed benefits for our more than 12 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:

•	our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;

•	our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;

•	our dependence on the continued availability and benefits of tax-advantaged health savings accounts;

•	our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;

•	the significant competition we face and may face in the future, including from those with greater resources than us;

•	our reliance on the availability and performance of our technology and communications systems;

•
recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

•	the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;

•	our ability to comply with current and future privacy, healthcare, tax, investment advisor and other laws applicable to our business;

•	our reliance on partners and third party vendors for distribution and important services;

•	our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;

•	our ability to protect our brand and other intellectual property rights; and

•	our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	October 31, 2019	January 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$174,557	$361,475
Accounts receivable, net of allowance for doubtful accounts as of October 31, 2019 and January 31, 2019 of $1,021 and $125, respectively	66,647	25,668
Other current assets	29,119	7,534
Total current assets	270,323	394,677
Property and equipment, net	35,199	8,223
Operating lease right-of-use assets	88,515	—
Intangible assets, net	796,228	79,666
Goodwill	1,335,187	4,651
Deferred tax asset	—	1,677
Other assets	34,469	21,122
Total assets	$2,559,921	$510,016
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,966	$3,520
Accrued compensation	37,559	16,981
Accrued liabilities	54,305	8,552
Current portion of long-term debt	31,250	—
Operating lease liabilities	10,780	—
Total current liabilities	141,860	29,053
Long-term debt, net of issuance costs	1,196,016	—
Operating lease liabilities, non-current	73,052	—
Deferred tax liability	128,642	916
Other long-term liabilities	2,590	2,968
Total liabilities	1,542,160	32,937
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of October 31, 2019 and January 31, 2019, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 70,832 and 62,446 shares issued and outstanding as of October 31, 2019 and January 31, 2019, respectively	7	6
Additional paid-in capital	806,050	305,223
Accumulated earnings	211,704	171,850
Total stockholders’ equity	1,017,761	477,079
Total liabilities and stockholders’ equity	$2,559,921	$510,016

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (loss) (unaudited)

(in thousands, except per share data)	Three months ended October 31,		Nine months ended October 31,
	2019	2018	2019	2018
Revenue:
Service revenue	$87,620	$25,041	$140,710	$74,797
Custodial revenue	46,972	31,564	132,538	90,713
Interchange revenue	22,526	13,890	57,545	45,956
Total revenue	157,118	70,495	330,793	211,466
Cost of revenue:
Service costs	52,278	17,562	92,672	52,808
Custodial costs	4,384	3,551	12,716	10,492
Interchange costs	4,421	3,565	13,177	11,418
Total cost of revenue	61,083	24,678	118,565	74,718
Gross profit	96,035	45,817	212,228	136,748
Operating expenses:
Sales and marketing	12,654	7,502	30,015	21,605
Technology and development	23,511	8,678	46,061	25,055
General and administrative	19,222	9,161	37,193	24,561
Amortization of acquired intangible assets	13,051	1,490	16,036	4,438
Merger integration	17,675	—	20,459	—
Total operating expenses	86,113	26,831	149,764	75,659
Income from operations	9,922	18,986	62,464	61,089
Other expense:
Interest expense	(10,225)	(68)	(10,355)	(204)
Other expense, net	(30,949)	(1,487)	(8,347)	(1,427)
Income (loss) before income taxes	(31,252)	17,431	43,762	59,458
Income tax provision (benefit)	(9,918)	1,745	3,908	(1,322)
Net income (loss) and comprehensive income (loss)	$(21,334)	$15,686	$39,854	$60,780
Net income (loss) per share:
Basic	$(0.30)	$0.25	$0.61	$0.98
Diluted	$(0.30)	$0.25	$0.59	$0.96
Weighted-average number of shares used in computing net income (loss) per share:
Basic	70,524	62,088	65,727	61,718
Diluted	70,524	63,923	67,150	63,628

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Nine months ended October 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net income	$39,854	$60,780
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,791	13,498
(Gains) losses on marketable equity securities and other	(25,303)	895
Deferred taxes	690	394
Stock-based compensation	31,194	15,461
Changes in operating assets and liabilities:
Accounts receivable	(2,817)	(2,863)
Other assets	(4,937)	(4,568)
Operating lease right-of-use assets	3,340	—
Accounts payable	524	(1,087)
Accrued compensation	(8,012)	(2,617)
Accrued liabilities and other current liabilities	13,655	451
Operating lease liabilities, non-current	(2,859)	—
Other long-term liabilities	(50)	441
Net cash provided by operating activities	74,070	80,785
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,630,066)	—
Purchases of intangible member assets	(9,070)	(1,195)
Purchases of marketable equity securities and other	(53,845)	(574)
Purchases of property and equipment	(5,180)	(3,467)
Purchases of software and capitalized software development costs	(17,232)	(7,352)
Net cash used in investing activities	(1,715,393)	(12,588)
Cash flows from financing activities:
Proceeds from long-term debt	1,250,000	—
Payment of debt issuance costs	(30,504)	—
Settlement of client-held funds obligation	(230,928)
Proceeds from follow-on equity offering, net of payment for offering costs	458,495	—
Proceeds from exercise of common stock options	7,342	21,338
Net cash provided by financing activities	1,454,405	21,338
Increase (decrease) in cash and cash equivalents	(186,918)	89,535
Beginning cash and cash equivalents	361,475	199,472
Ending cash and cash equivalents	$174,557	$289,007
Supplemental cash flow data:
Interest expense paid in cash	$249	$162
Income taxes paid in cash, net of refunds received	9,127	628
Supplemental disclosures of non-cash investing and financing activities:
Equity-based acquisition consideration	$3,776	$—
Purchases of property and equipment included in accounts payable or accrued liabilities at period end	168	6
Purchases of software and capitalized software development costs included in accounts payable or accrued liabilities at period end	316	156
Purchases of intangible member assets accrued during the period	(151)	—
Exercise of common stock options receivable	21	28

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income (loss) is as follows:

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2019	2018	2019	2018
Cost of revenue	$1,415	$788	$3,285	$2,008
Sales and marketing	1,304	990	3,469	2,586
Technology and development	2,171	1,386	5,600	3,677
General and administrative	3,332	2,570	9,486	7,190
Merger integration	1,220	—	1,220	—
Other expense, net	13,714	—	13,714	—
Total stock-based compensation expense	$23,156	$5,734	$36,774	$15,461
Total Accounts (unaudited)

(in thousands, except percentages)	October 31, 2019	October 31, 2018	% Change	January 31, 2019
HSAs	5,031	3,677	37%	3,994
Average HSAs - Year-to-date	4,296	3,540	21%	3,608
Average HSAs - Quarter-to-date	4,743	3,642	30%	3,813
New HSAs - Year-to-date	1,113	338	229%	679
New HSAs - Quarter-to-date	898	119	655%	341
Active HSAs	4,115	2,972	38%	3,241
HSAs with investments	197	153	29%	163
CDBs	7,504	598	1,155%	572
Total Accounts	12,535	4,275	193%	4,566
Average Total Accounts - Year-to-date	6,482	4,125	57%	4,194
Average Total Accounts - Quarter-to-date	9,970	4,239	135%	4,402
HSA Assets (unaudited)

(in millions, except percentages)	October 31, 2019	October 31, 2018	% Change	January 31, 2019
HealthEquity HSA cash (custodial revenue) (1)	$6,578	$5,583	18%	$6,428
WageWorks HSA cash (custodial revenue) (2)	986	—	n/a	—
WageWorks HSA cash (no custodial revenue) (3)	381	—	n/a	—
Total HSA cash	7,945	5,583	42%	6,428
HealthEquity HSA investments (custodial revenue) (1)	2,188	1,507	45%	1,670
WageWorks HSA investments (no custodial revenue) (3)	326	—	n/a	—
Total HSA investments	2,514	1,507	67%	1,670
Total HSA Assets	10,459	7,090	48%	8,098
Average daily HealthEquity HSA cash - Year-to-date	6,435	5,503	17%	5,586
Average daily HealthEquity HSA cash - Quarter-to-date	$6,493	$5,551	17%	$5,837
(1) HSA Assets administered by HealthEquity that generate custodial revenue
(2) HSA Assets administered by WageWorks that generate custodial revenue
(3) HSA Assets administered by WageWorks that do not currently generate custodial revenue
Client-held funds (unaudited)

(in millions, except percentages)	October 31, 2019	October 31, 2018	% Change	January 31, 2019
Client-held funds (custodial revenue) (1)	$670	$—	n/a	$—
Average daily Client-held funds - Year-to-date	$268	$—	n/a	$—
Average daily Client-held funds - Quarter-to-date	$500	$—	n/a	$—
(1) Client-held funds that generate custodial revenue

Net income (loss) reconciliation to Adjusted EBITDA (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2019	2018	2019	2018
Net income (loss)	$(21,334)	$15,686	$39,854	$60,780
Interest income	(2,046)	(358)	(5,273)	(919)
Interest expense	10,225	68	10,355	204
Income tax provision (benefit)	(9,918)	1,745	3,908	(1,322)
Depreciation and amortization	6,203	3,092	12,940	9,060
Amortization of acquired intangible assets	13,051	1,490	16,036	4,438
Stock-based compensation expense	8,222	5,734	21,840	15,461
Merger integration expenses (1)	17,675	—	20,459	—
Acquisition costs (2)	32,932	849	40,712	1,074
Gain on marketable equity securities	(285)	—	(27,570)	—
Other (3)	824	1,360	1,854	2,318
Adjusted EBITDA	$55,549	$29,666	$135,115	$91,094

(1)	Includes $1.2 million of stock-based compensation expense related to post-acquisition merger integration activities.

(2)	Includes $13.7 million of stock-based compensation expense related to acquisition related cash and equity accelerations.

(3)
For the three months ended October 31, 2019 and 2018, Other consisted of other costs of $349 and $321, amortization of incremental costs to obtain a contract of $475 and $363, and loss on disposal of previously capitalized software development of $0 and $676, respectively. For the nine months ended October 31, 2019 and 2018, Other consisted of other costs of $479 and $597, amortization of incremental costs to obtain a contract of $1,375 and $1,045, and loss on disposal of previously capitalized software development of $0 and $676, respectively.

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2020
Net income	$16 - $20
Interest income	~ (6)
Interest expense	~ 25
Income tax provision	~ 2
Depreciation and amortization	~ 25
Amortization of acquired intangible assets	~ 35
Stock-based compensation expense	~ 31
Merger integration expenses	~ 38
Acquisition costs	~ 41
Gain on marketable equity securities	~ (28)
Other	~ 3
Adjusted EBITDA	$182 - $186

Reconciliation of non-GAAP net income per diluted share (unaudited)

	Three months ended		Nine months ended		Outlook for the year ending
(in millions, except per share data)	October 31, 2019	October 31, 2018	October 31, 2019	October 31, 2018	January 31, 2020
Net income (loss)	($21)	$16	$40	$61	$16 - $20
Amortization of acquired intangible assets, net of tax (1)	10	1	12	3	26
Stock-based compensation expense, net of tax (1)	6	4	17	12	24
Excess tax benefit due to adoption of ASU 2016-09	—	(2)	(4)	(14)	(4)
Merger integration expenses, net of tax (1)	13	—	16	—	29
Acquisition costs, net of tax (1)	25	1	31	1	31
Gain on marketable equity securities, net of tax (1)	—	—	(21)	—	(21)
Non-GAAP net income	$33	$20	$91	$63	$101 - $105

Diluted weighted-average shares used in computing GAAP and Non-GAAP per share amounts	71	64	67	64	69
Non-GAAP net income per diluted share (2)	$0.47	$0.31	$1.36	$0.98	$1.46 - $1.52
(1) For the three and nine months ended October 31, 2019 and 2018, the Company used an estimated statutory tax rate of 24% to calculate the net impact of stock-based compensation expense, mark-to-market adjustments, and acquisition and integration-related costs.
(2) Non-GAAP net income per diluted share does not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB
Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.

HSA member	Consumers with HSAs that we serve.
Active HSA member
An HSA member that (i) is associated with a Network Partner or a Client, in each case as of the end of the applicable period; or (ii) has held a custodial balance at any point during the previous twelve month period.

CDB member	Consumers with CDBs that we serve.
Total HSA Assets
HSA members' deposits with our federally-insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Pre-funds held on behalf of our Clients to facilitate administration of our CDBs
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, gains and losses on marketable equity securities, acquisition and integration-related costs, and other certain non-operating items.

Non-GAAP net income
Calculated by adding back to net income amortization of acquired intangible assets, stock-based compensation expense, and integration and acquisition-related costs, net of an estimated statutory tax rate, subtracting the excess tax benefits due to the adoption of ASU 2016-09, and adjusting for gains and losses on marketable equity securities, net of an estimated statutory tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.